Exhibit 23.1


 CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the GATX Corporation Employee Stock Purchase Plan of our report dated January 26, 1999, with respect to the consolidated financial statements of GATX Corporation incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.







ERNST & YOUNG LLP


May 6, 1999
Chicago, Illinois